UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                     _______________________

                            FORM 8-K
                     _______________________


                         CURRENT REPORT

                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934





       September 16, 1994                       1-8309
          Date of Report                Commission File Number
(Date of earliest event reported)


                PRICE COMMUNICATIONS CORPORATION
     (Exact name of registrant as specified in its charter)



           New York                           13-2991700
(State or other jurisdiction of         (IRS Employer
incorporation or organization)          Identification Number)



   45 Rockefeller Plaza, Suite 3201, New York, New York 10020
       (Address of Principal Executive Offices) (Zip Code)


                         (212) 757-5600
      (Registrant's telephone number, including area code)


                          Not Applicable
  (Former name or former address, if changed since last report)
Item 2.  Acquisition or Disposition of Assets.

          On September 16, 1994, the Registrant consummated the purchase of WHTM-TV, Channel 27, serving Harrisburg-York-Lancaster-Lebanon, Pennsylvania. The Registrant paid at the closing cash consideration of approximately $47 million plus a working capital adjustment. The funds utilized to make such acquisition were provided by a credit facility from Bank of Montreal and the Registrant's own funds. The sellers included The Equitable Life Assurance Society of the United States, Merrill Lynch Life Insurance Company, Smith Broadcasting Group, Inc., various entities affiliated with Media Venture Partners, and Prudential Venture Partners.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

     (b)  Pro forma financial information.

          Pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements of the business acquired which are required by Item 7(a) of Form 8-K, and the pro forma financial information which is required by Item 7(b) of Form 8-K, have not been provided in this report since it is impracticable to provide such information at this time. The Registrant intends to file the required financial information not later than December 2, 1994.

     (c) Exhibits. The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to
          Item 601 of Regulation S-K:

          (10) Material contracts:  Securities Purchase
               Agreement, dated as of February 15, 1994, between the Stockholders and Warrant Holders of Smith
               Acquisition Corp. and Price Communications
               Corporation

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRICE COMMUNICATIONS CORPORATION



Date:  September 30, 1994     /s/ Robert Price
                              Robert Price
                              Chief Executive Officer, President
                                and Director